Exhibit 10.6

                         SUBLEASE AND SHARING AGREEMENT

         This Sublease Agreement is made and entered into as of September 1, 1996, between Inter-Con/PC, Inc. (the "Sublessor") and MPF, Inc. (the "Subtenant").

                                   WITNESSETH:

         WHEREAS, Sublessor, as tenant, and Equitable Holdings, Inc., as landlord, entered into that certain Office/Warehouse Lease Agreement dated June 12, 1996 (the "Master Lease"), a copy of which is attached hereto as Exhibit A.

         WHEREAS, pursuant to the Master Lease Landlord leases to Subtenant the premises described in the Master Lease, consisting of approximately 2,441 square feet (the "Premises");

         WHEREAS, subject to Landlord's consent, Sublessor desires to sublease to Subtenant and Subtenant desires to sublease from Sublessor, as office space, a portion of the Premises, as defined herein, pursuant to the terms and conditions set forth in this Agreement.

         WHEREAS, Subtenant owns certain equipment, materials and other items which Sublessor desires to use and Subtenant is willing to allow Sublessor to use pursuant to the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the foregoing, and other valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged, Sublessor and Subtenant each agrees as follows:

1. THE MASTER LEASE. This Agreement incorporates all of the terms of the Master Lease, and Subtenant shall abide by all of the terms thereof. Except as otherwise provided by the terms of this Agreement, this Agreement is subordinate and subject to all terms, conditions, specifications and requirements of the Master Lease. The provisions of the Master Lease shall be construed and shall apply to this Agreement as though the Landlord under the Master Lease were the Sublessor under this Agreement and the Tenant under the Master Lease were the Subtenant under this Agreement. When the terms of this Agreement conflict with the Master Lease, the Master Lease shall control. Sublessor shall have all the rights and remedies against the Subtenant that the Landlord has against the Lessor. Subtenant shall indemnify and hold Sublessor harmless for any and all liability arising out of the use/or possession of the Subleased Premises by the Subtenant and any violation of the Master Lease or this Agreement by Subtenant.

2. SUBLEASED PREMISES.

         2.01. Sublessor leases to Subtenant and Subtenant leases from Sublessor the premises consisting of approximately 490 rentable square feet of the Premises, the detail of which is cross-hatched in blue on Exhibit B attached hereto (the "Subleased Premises"), containing two (2) offices and an equipment room together with the non-exclusive use in common with Sublessor of the common areas cross-hatched in red.

         2.02. Subtenant shall pay to Sublessor monthly rent for the Subleased Premises of $624.00 per month (the "Monthly Rent"). The Monthly Rent shall be paid on the first day of each month during the term of this Agreement. The Monthly rent for the Subleased Premises is a gross rental amount and Subtenant shall have no obligation to pay to Sublessor any portion of any real estate taxes, operating expenses or other items payable under the Master Lease.

3. EQUIPMENT, MATERIALS, ETC.

         3.01. Subtenant hereby grants to Sublessor permission to use, in common with Subtenant, on a non-exclusive basis, the equipment, materials and other items set forth on the attached Exhibit C ("Shared Equipment").

In addition, Subtenant shall allow Sublessor access to Subtenant's Central Terminal System/Internet Access Switch for testing and research and development activities conducted by Sublessor concerning products and services Sublessor intends to develop and/or sell to third parties.

         3.02. Sublessor shall pay to Subtenant for the Sublessor's use of the Shared Equipment the sum of $500.00 per month (the "Shared Equipment Fee"). The Shared Equipment Fee shall be paid in advance on the first day of each month during the term of this Agreement.

         3.03. Any out-of-pocket expenses that are directly related to the specific use by a party of any Shared Equipment shall be paid by such party where such expense is determined on a per use basis and such usage is metered or otherwise automatically counted, such as per copy charges for photocopy equipment and postal meter charges for United States postage.

4. TERM. The term of this Agreement shall commence effective as of September 1, 1996, and shall continue monthly thereafter until terminated (a) by either party for any reason upon thirty (30) days advance written notice to the other party, effective on the last day of the month, or (b) upon notice by either party if the other party has materially breached this Agreement and such breach has not been cured within ten (10) days after written notice of such breach.

5. LEASEHOLD IMPROVEMENTS. Subject to the Master Lease, Subtenant shall be responsible for any alterations, additions and/or improvements. The Subtenant shall obtain the Landlord's (pursuant to the Master Lease) and Sublessor's prior written consent and approval of such alterations, additional and/or improvements.

6. ASSIGNMENTS AND SUBLEASES. Without the other parties prior written consent, which consent may be withheld in the absolute discretion of such party, no party shall not assign its rights under this Agreement, sublease all or any part of the Subleased Premises or permit any third party to use the Shared Equipment.

7. END OF SUBLEASE. At the termination of this Agreement (a) Subtenant shall peacefully surrender the Subleased Premises in an order and condition, ordinary wear and tear excepted, at least as good as its current state and (b) Sublessor shall deliver to Subtenant all Shared Equipment then in the possession or control of Sublessor.

8. INDEMNIFICATION, WAIVER AND RELEASE.

         8.01. Subtenant hereby agrees to indemnify, defend and hold harmless Sublessor and its officers, directors, agents and employees against any claims or liabilities for damage to person or property (or for loss or misappropriation of property) occurring in or about the Premises and against any damages, losses, costs or expenses suffered by Sublessor arising from any breach or default on the part of Subtenant under this Agreement or the Master Lease or from any act or omission of Subtenant or any employee, agent, invitee or contractor of Subtenant and form any costs relating (including, without limitation, reasonable attorneys fees).

         8.02. Sublessor hereby agrees to indemnify, defend and hold harmless Subtenant and its officers, directors, agents and employees against any claims or liabilities for damage to person or property (or for loss or misappropriation of property) occurring in or about the Premises and against any damages, losses, costs or expenses suffered by Subtenant arising from any breach or default on the part of Sublessor under this Agreement or the Master Lease or from any act or omission of Sublessor or any employee, agent, invitee or contractor of Sublessor and from any costs relating thereto (including, without limitation, reasonable attorneys fees).

         8.03. The indemnification rights of the parties under this Section 8 are independent of and in addition to all other rights and remedies each party may have at law, in equity or otherwise.

9. GOVERNING LAW. The provisions of this Agreement shall be governed by the laws of the State of Minnesota. This Agreement may not be amended except in writing signed by all of the parties. No waiver of any provision hereunder shall be effective unless in writing signed by the party waiving its rights.

10. ENTIRE AGREEMENT. This Agreement and the Exhibits hereto, together with the incorporated terms of the Master Lease, constitutes the entire agreement between the Sublessor and Subtenant, and there are no oral or written Agreements or inducements between them respect to the Subleased Premises.

SUBLESSOR                                     SUBTENANT
Inter-Con/PC, Inc.                            MPF, INC.


By:       /s/ Michael P. Ferderer             By:       /s/ Pamela J. Holl
         --------------------------------              -------------------
         Michael P. Ferderer, President                Pamela J. Holl, President

                               LANDLORD'S CONSENT


The undersigned, as Landlord under the Master Lease, does hereby consent to the above Sublease and Sharing Agreement.

                                        Equitable Holdings, Inc.


                                        By:       /s/ Joseph Novogratz
                                                  --------------------
                                        Its:      President
                                                  --------------------